Jammin Java Corp. 8-K

Exhibit 10.1

SHORT TERM LICENSE AGREEMENT

THIS SHORT TERM LICENSE AGREEMENT (the “Agreement”) is entered into by and between HOPE ROAD MERCHANDISING, LLC, a Florida limited liability company (“Licensor”), and the licensee identified below (“Licensee”) as of the Effective Date set forth herein. No rights of any kind in or to the Licensed Property shall vest in Licensee, and Licensor shall have no obligation to Licensee hereunder, unless and until this Agreement has been executed by an authorized signatory of Licensee and accepted and executed by an authorized officer of Licensor. No employee, agent, or representative of Licensor has authority to enter into any oral agreement, revision or amendment with respect to the subject matter hereof. This Agreement replaces and supersedes the license agreement between Fifty-Six Hope Road Music Limited and Jammin Java Corp. dated August 7, 2012, which has been terminated (“2012 Agreement”). If accepted by Licensor, this Agreement consists of the Summary of Commercial Terms and Select Definitions set forth below (“Summary of Commercial Terms”), the Standard Terms & Conditions and all Exhibits and Schedules attached hereto, which are incorporated herein by reference. In the event of a conflict between this Summary of Commercial Terms and the Standard Terms & Conditions set forth below, the Summary of Commercial Terms shall supersede, govern and control.

SUMMARY OF COMMERCIAL TERMS AND SELECT DEFINITIONS

A.	Effective Date:	June 27, 2016.
B.	Licensed Products:

“Licensed Products” shall mean the Exclusive Licensed Products and the Non-Exclusive Licensed Products

“Exclusive Licensed Products” shall mean coffee in all its forms and derivations, regardless of portions, sizes or packaging, whether roasted or unroasted, ground or not ground, in a bag or in a K-cup (“Coffee”). For clarity, as was agreed per the 2012 Agreement, Coffee as used herein shall mean coffee beans and shall not mean brewed coffee.

“Non-Exclusive Licensed Products” shall mean coffee cups, coffee mugs, coffee glasses, saucers, milk steamers, machines for brewing coffee, espresso, and/or cappuccino, grinders, water treatment products, tea products, coffee-based chocolate products, and ready-to-use (instant) coffee products.

By way of clarity, Licensee may sell Coffee to third party coffee houses, but may not open retail coffee houses under the Licensed Property.

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C.	Licensee:	Jammin Java Corp., a Nevada corporation.
	• Address:	4730 Tejon Street, Denver CO 80211
	• Telephone No.:	303.396.1756
	• Contact:	Anh Tran
	• E-Mail:	anh@marleycoffee.com
D.	Licensed Property:	Those trademarks, trade names and logos set forth on Exhibit C to this Agreement.
E.	Term:

From the Effective Date for six (6) months (the “Initial Term”).

This Agreement may be renewed by Licensor at its sole discretion for an additional six (6) month term (the “Renewal Term”, if any, together with the Initial Term, the “Term”); provided that (i) Licensor delivers written notice of its election to exercise its option to renew to Licensee prior to the expiration of the Initial Term, and (ii) Licensee is not in default of any material terms of this Agreement at the time or on the last day of the Initial Term.

F.	Territory	Worldwide
G.	Exclusivity/Scope:	Exclusive for the Exclusive Licensed Products and non-exclusive for the Non-Exclusive Licensed Products.

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H.	Earned Royalties and Payments:

“Earned Royalties” shall mean, for each calendar quarter of the Term, the royalties earned by Licensor under this Agreement, which shall be due and payable to Licensor in arrears within thirty (30) days following the completion of each calendar quarter of each Term. Earned Royalties shall be three percent (3%) of Net Sales.

“Net Sales” shall mean the invoiced billing price of all Licensed Products sold and shipped by Licensee to its customers, excluding only federal and state taxes and shipping costs. Net Sales may be credited by returns evidenced by credit memoranda, all of which shall not exceed ten percent (10%) of annual gross sales of Licensed Products. No deduction may be made for early payments, bad debts, advertising allowances or special promotions of any kind or for costs incurred in the manufacture, sale, advertising or promotion of the Licensed Products.

I.	Permitted Distribution Channels:	All channels of distribution, except as limited by Section 1(b) below.
J.	Number of Samples/Promotional Items:

Licensee shall provide Licensor a reasonable number of samples in accordance with Sections 6 and 7 below; provided, that Licensor shall not be entitled to more than (i) three pre-production samples per Licensed Product, and (ii) twelve production samples for each Licensed Product.

Licensee will be required to send samples of any Licensed Product and must obtain written permission before the manufacturing process begins in accordance with Sections 6 and 7 below.

STANDARD TERMS & CONDITIONS

Certain defined terms used herein shall have the meaning ascribed to them in the Summary of Commercial Terms section of the Agreement.

1.

Grant of Licenses.

(a)

Licensor hereby grants to Licensee during the Term the non-transferable, non-assignable, non-sublicensable, non-divisible right and license, to utilize the Licensed Property solely within the Territory and solely in connection with the manufacture, advertising, promotion, sale, offering for sale, and distribution of the Licensed Products. Licensee shall also have the non-exclusive right to use the Licensed Property on advertising and promotional materials that pertain solely to the sale of Licensed Products. The exclusive or non-exclusive nature of the foregoing rights shall be as set forth in the Summary of Commercial Terms. Although the rights granted herein are expansive, Licensee agrees to only market, distribute, and sell the Licensed Products in those jurisdictions in which Licensor owns valid trademark registrations covering the Licensed Property in connection with the Licensed Products or the Licensed Services as identified in Exhibit E hereto. For the sake of clarity, Licensee’s rights hereunder are limited to the Licensed Products regardless of the fact that Licensor’s trademark applications and registrations may include goods and services outside of the scope of the definition of the Licensed Products. Licensee shall promptly notify Licensor if it foresees significant business opportunities in additional jurisdiction(s) that justify the expense and effort associated with applying for registrations covering the Licensed Property in connection with the Licensed Products or the Licensed Services in such additional jurisdiction(s).  Licensor, upon confirmation that the Licensee has reasonable and material prospects in such jurisdiction(s), shall use commercially reasonable efforts to obtain such registrations.  Licensee acknowledges and agrees that Licensor shall have no liability if such commercially reasonable efforts to obtain such registrations are unsuccessful.

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(b)

Licensed Products may only be sold through the Permitted Distribution Channels. Without limiting the foregoing, except to the extent that Licensee sells through the website(s) included within its Permitted Distribution Channels, and except as otherwise provided within the Summary of Commercial Terms, Licensee shall not sell or distribute Licensed Products by any direct marketing methods, including, without limitation, television, infomercials (DRTV) or direct mail, without the prior written approval of Licensor in each instance, which shall be granted or withheld in Licensor’s absolute and sole discretion. Notwithstanding the foregoing, the Licensed Products may be advertised, marketed, and promoted on television or direct mail, but may not be sold through or on television or direct mail, with the exception of QVC. Licensee may sell the Licensed Products through QVC provided that Licensee submits the proposed distribution agreement with QVC to Licensor for approval prior to entry of such agreement.

(c)

Unless expressly specified in the Summary of Commercial Terms, the rights granted herein do not include the rights in or to any images, persona, photographs or other copyrighted works of or relating to Robert Marley, aka Bob Marley. Licensee shall be solely responsible for obtaining written clearance from the copyright owner(s) whose image(s) and/or photograph(s) is (are) to be used on the materials that advertise and/or promote Licensed Products and for all costs and expenses relating thereto.

(d)

Licensee understands that Licensor has not authorized Licensee to use any musical composition, song lyrics, song titles, master recording, audio-visual recording, video and/or motion picture in connection with Licensed Products and/or in connection with any advertising or promotional material used to advertise or promote the sale of Licensed Products. Licensee shall be solely responsible for obtaining written clearance from the copyright owner(s) or the administrator(s) whose musical composition, song lyrics, song titles, master recording, audio-visual recording, video and/or motion picture is used and for the payment of all costs and expenses relating thereto.

(e)

All Licensed Products shall bear at least one Licensed Property and no Licensed Products shall be sub-branded, co-branded or sold or otherwise distributed under any marks other than the Licensed Property. All rights in and to the Licensed Property not specifically granted and licensed to Licensee hereunder are hereby reserved by Licensor and Licensor may exercise such rights at any time.

(f)

Licensor and/or one or more of its affiliates or licensees shall have the right to purchase from Licensee such quantities of Licensed Products as Licensor shall from time to time desire for resale through Licensor Channels (as hereinafter defined) within the Territory and/or through any distribution channels outside the Territory. Any purchases of Licensed Products from Licensee by Licensor and/or its affiliates or licensees shall be made on such terms as Licensee extends to its best customers, including, without limitation, Licensee’s lowest wholesale price and first priority treatment with respect to order fulfillment and service. For the purposes hereof, “Licensor Channels” shall mean any of the following operating under the Licensed Property or other intellectual property related to Robert Marley: (i) retail stores; (ii) mail order and/or catalogs; and/or (iii) internet shopping websites. To the extent permitted by applicable law, Licensor and/or its affiliates or licensees shall not resell Licensed Products purchased from Licensee under this Section at a price below the lowest retail price unless otherwise mutually agreed to by the parties.

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(g)

Licensee agrees to sell to Licensor, its affiliates and other licensees (collectively, the “Promotional Parties”) reasonable amounts of Licensed Products for Promotional Purposes (as defined below) at Licensee’s FOB delivery cost of such Licensed Products on net 60 day terms. The Promotional Parties shall only use such Licensed Products for Promotional Purposes, and shall not resell such Licensed Products on a stand alone basis.  In the event Licensee is unable to supply the Promotional Parties with Licensed Products as set forth in this Section 1(g), the Promotional Parties shall have the right to source products from third parties that are substantially similar to the Licensed Products, and such activity shall not be deemed a breach of any exclusivity rights that may be granted under this Agreement.  For purposes of this Agreement, Promotional Purposes shall mean charitable giving, giveaways, gifts with purchase programs and other promotional activities.

(h)

If so requested by Licensor, Licensee shall make Licensed Products available for purchase on one or more websites owned or operated by Licensor and/or its affiliates or other licensees (“Licensor Websites”) on terms to be mutually agreed.

(i)

Licensor agrees to provide Licensee with a list of its current licensees that sell food and/or beverage so that Licensee may contact them to inquire as to purchasing Licensed Products from Licensee.

2.

Initial Term; Renewal.

(a)

The Initial Term, Renewal Term and Term are defined in the Summary of Commercial Terms, unless sooner terminated in accordance with the terms of this Agreement.

(b)

This Agreement may be renewed for a Renewal Term as shall be set forth in the Summary of Commercial Terms, unless sooner terminated in accordance with the terms of this Agreement.

3.

Earned Royalties; Compensation.

(a)

In consideration of the rights granted herein, Licensee shall pay the Earned Royalties to Licensor as specified in the Summary of Commercial Terms, except as provided in Section 4(c).

(b)

Licensee shall have the unfettered right to establish the prices that it charges its customers for any Licensed Products sold pursuant to this Agreement.

(c)

Licensee shall be solely responsible for the payment of all taxes applicable to the transactions contemplated by this Agreement, including, without limitation, any and all sales, use, value-added, local privilege, withholding and excise taxes, tariffs, duties and the like (other than taxes on Licensor’s net income).

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4.

Payments; Accountings.

(a)

Licensee will compute Earned Royalties hereunder on the basis set forth in the Summary of Commercial Terms and shall furnish to Licensor within thirty (30) days following the end of each calendar quarter during the Term a complete and accurate statement, in the form attached hereto as Exhibit A (each, a “Quarterly Statement”), setting forth the number of Licensed Products sales made, the total gross revenues of Licensee relating thereto and the calculation of the amount of Earned Royalties due to Licensor for such calendar quarter. On reasonable request from Licensor, Licensee shall provide Licensor with backup and support materials with respect to any item contained in any Quarterly Statement, such that Licensor will have sufficient information to evaluate the sources of any item contained in such Quarterly Statement and to track Licensee’s performance under this Agreement. Each Quarterly Statement shall be accompanied by a certification signed by Licensee’s chief financial officer (or equivalent) indicating that he or she has reviewed the Quarterly Statement and verifies the accuracy of all information contained in such Quarterly Statement.

(b)

In addition, within forty-five (45) days following the end of the Initial Term and the end of the Renewal Term, Licensee shall furnish to Licensor a complete and accurate statement, in the form attached hereto as Exhibit A (each, an “Bi-Annual Statement”), setting forth the same information required to be submitted by Licensee in accordance with Section 4(a) above, except that such Bi-Annual Statement shall cover the preceding six (6) months. Such Bi-Annual Statement shall be accompanied by a certification signed by Licensee’s chief financial officer (or equivalent) indicating that he or she has reviewed and agrees will all information contained in such Bi-Annual Statement.

(c)

Simultaneously with the mailing of each Quarterly Statement, Licensee shall pay all sums due to Licensor for the applicable calendar quarter for which such Quarterly Statement is rendered. All Earned Royalties payable to Licensor shall be deemed held in trust for and on behalf of Licensor until such time as such sums are paid to Licensor in accordance with the terms of this Agreement.

(d)

Licensee shall keep appropriate books of account and records in respect of its manufacture, sale and distribution of Licensed Products. Licensee shall maintain such records throughout the Term of this Agreement, and for a period of two (2) years following the termination of this Agreement (the “Post-Term Retention Period”). Licensor shall have the right to inspect and copy the financial books and records of Licensee insofar as such books and records relate to amounts payable to Licensor under this Agreement. Licensor shall be permitted to inspect such books and records no more frequently than one (1) time during any six (6) month period, including, without limitation, with respect to the Post-Term Retention Period, upon reasonable prior written notice to Licensee at the offices of Licensee. If any such inspection reveals a discrepancy in the amount paid to Licensor equal to three percent (3%) or more of the amount payable to Licensor hereunder for the period in question, then Licensee shall also reimburse Licensor for the cost of such audit. In any event, Licensee shall make all payments required to be made to eliminate any discrepancy revealed by any such inspection within thirty (30) days after Licensor’s demand therefor.

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(e)

If Licensor has any objection to any Quarterly or Bi-Annual Statement, then Licensor will give Licensee specific notice of that objection and reasons for it within two (2) years after the date that Licensor receives such statement. Except for claims of fraudulent accounting, each statement will become conclusively binding on Licensor at the end of such two (2) year period. Licensor will not have the right to bring any action in connection with any statement or accounting unless Licensor commences such action within three (3) years following Licensor’s receipt of such statement.

(f)

Licensor shall have access at all times during reasonable business hours to the facilities where Licensed Products are stored in order to verify inventory.

(g)

All sums required to be paid to Licensor under this Agreement shall be paid to Licensor and payment agent at the address set forth in the Summary of Commercial Terms, or such other address as Licensor may specify in writing pursuant to Section 20(b).

(h)

Within thirty (30) days after each calendar quarter during the Term, Licensee shall deliver to Licensor a copy of Licensee’s full and complete financial statements. Within ninety (90) days of the year end, Licensee shall provide Licensor a copy of Licensee’s annual audited financial statements.

5.

Marketing and Advertising. All Advertisements (as defined in Section 6 below) must be approved in accordance with Section 6 below.

6.

Licensed Production; Quality Control.

(a)

Licensor shall have the right to approve all elements of Licensed Products, including, without limitation: (i) concept; (ii) rough artwork; (iii) final artwork; (iv) prototype samples (“Prototype Samples”); and (v) production samples (“Production Samples”). All submissions under this Agreement shall be made on such forms as Licensor shall prescribe from time to time, including, without limitation the Product Development Form attached hereto as Exhibit B. To the greatest extent possible, all materials shall be submitted electronically, in such format as may be requested by Licensor, unless otherwise requested by Licensor or mutually agreed by the parties.

(b)

Prior to the manufacture of any Licensed Products, Licensee shall submit to Licensor Prototype Samples for each Licensed Product for approval by Licensor. All Licensed Product elements must be re-submitted for approval each time a revision is made incorporating any changes. Licensee shall submit by e-mail all submissions to Licensor prior to the creation of Prototype Samples and/or Production Samples as set forth in Section 7 below. Approvals prior to the creation of Prototype Samples and Production Samples will be approved by return e-mail. If Licensor does not respond in writing within fifteen (15) days after receipt of a Prototype Sample or Production Sample for approval, then the sample shall be deemed disapproved.

(c)

(i)

Prior to the broadcast, publication, posting, public distribution or use of any advertisement or other promotional material (each, an “Advertisement”) which is intended to be used in conjunction with the sale or distribution of Licensed Products, Licensee shall submit the Advertisement to Licensor for its written approval. If Licensor has not responded in writing within ten (10) days after receipt of a proposed Advertisement for approval, then the applicable material shall be deemed disapproved.

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(ii)

Once an Advertisement has been approved, Licensee need not submit variations of that Advertisement for re-approval when such variations are merely of size or date and the like; provided, however, that any substantive changes to the Advertisement must be approved in advance pursuant to this Section 6.

(iii)

Licensee acknowledges that the approval or disapproval of any Advertisement may be based, without limitation, solely on subjective aesthetic standards.

(d)

Prior to the manufacture of any Licensed Products, Licensee shall submit to Licensor a prototype of the design of all tags, hangtags, labels, packaging and wrapping for such Licensed Products (hereinafter the “Packaging”) for approval by Licensor. Such Packaging must comply with Licensor’s style guide and other brand guidelines, and shall include all required legal notices, as specified in Section 8(a). If Licensor does not respond in writing within fifteen (15) day after receipt of the proposed Packaging for approval, then the same shall be deemed disapproved. The Packaging for the Licensed Products used by Licensee as of the Effective Date of this Agreement has been and is deemed approved by Licensor.

(e)

The manufacture of Licensed Products may take place within or outside the Territory by Licensee, its agents or employees; provided, however, that Licensed Products may only be sold in the Permitted Distribution Channels in the Territory. If Licensee wishes to subcontract any or all of the manufacture of Licensed Products beyond the license agreement Licensee has entered with Jammin’ Java, which is approved by Licensor, Licensee may do so only with the prior written approval of Licensor. Licensee shall make such request to Licensor in writing and provide Licensor with the name and address of the proposed party and all of its principals, the products which such party has previously produced and a written undertaking in the form set forth at Exhibit C. Licensee will use its best efforts to ensure that its subcontractors abide by the terms of this Agreement. All acts of any such subcontractors shall be deemed to be the acts of Licensee for all purposes of this Agreement.

(f)

Licensee acknowledges that, if Licensed Products manufactured and sold by it are of inferior quality in quality, material and/or workmanship, then the substantial goodwill which Licensor has built up and now possesses in the Licensed Property will be impaired. Accordingly, Licensee shall use its best efforts to ensure that the Licensed Products are of such a quality standard and appearance and as shall be suited to their exploitation and best advantage, and Licensee warrants to Licensor that all Licensed Products will maintain the high standards, appearance and quality of the approved Prototype Samples. If there is a substantial or material departure from the approved sample of Licensed Products made and/or distributed by or on behalf of Licensee, then Licensor shall have the right, in the reasonable exercise of its sole and absolute discretion, to withdraw the approval of such Licensed Products by written notice thereof to Licensee, at which time this Agreement shall automatically terminate with respect to such Licensed Products.

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(g)

Licensee shall cause to appear on the Licensed Products, and on their containers, packaging, labels, tags, and the like, and on all marketing, advertising, and promotional materials which display any of the Licensed Property: (i) Licensee’s trade name or trademark in a manner sufficient to inform consumers that the Licensed Products are manufactured, distributed and/or sold by Licensee, as the case may be, under license from Licensor, and that the Licensed Property are owned by Licensor; and (ii) such other legends, markings, and notices as may be required by any law or regulation in the geographic area in which the Licensed Products are sold and as Licensor may reasonably request.

7.

Samples.

(a)

Immediately upon creation of any Prototype Sample and/or the manufacture of any Licensed Products, Licensee shall deliver to Licensor the number of Prototype Samples and/or Production Samples, as the case may be, as set forth in the Summary of Commercial Terms of each of the Licensed Products free of charge. Licensor shall have the right to modify the number of samples required to be supplied by Licensee in its sole discretion.

(b)

Licensee agrees to maintain the quality of the Licensed Products substantially in the form they now exist, which quality Licensor deems acceptable. On an annual basis, Licensee agrees to submit samples of the Licensed Products (including each variation of the Licensed Products), together with the packaging therefor, utilizing the Licensed Property, which must be approved in writing by Licensor before the Licensed Products are advertised, distributed or sold. Any article submitted and not approved within ten business days after receipt of same by Licensor will be deemed to have been approved. After the requisite samples have been approved by Licensor, all Licensed Products must materially conform to such a quality standard and appearance as demonstrated by the samples. In the event there is a departure from the approved samples produced or distributed by Licensee, or in the event there is an occurrence connected with the Licensed Products which reflects unfavorably upon Licensor, Licensor may withdraw its approval, at which time this Agreement will automatically terminate with respect to the type of Licensed Products that did not conform to the quality standards set out by Licensor. Thereupon, Licensee shall immediately cease the use of the Licensed Property on or in connection with the Licensed Products, including but not limited to, the sale, advertising, production and /or distribution of such Licensed Products upon notice from Licensor; and within thirty (30) days thereafter will remit all amounts due and owing to Licensor hereunder. If there are other Licensed Products under this Agreement not affected by this paragraph, this Agreement will remain in full force and effect as to those other Licensed Products only.

(c)

Each time samples are submitted for approval, they shall be submitted to each of the following addresses (or such other address as Licensor may specify in writing pursuant to Section 20(b)), in equal quantities, as set forth in the Summary of Commercial Terms or as Licensor may otherwise indicate from time to time:

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Doreen Crujeiras

Courtney White

Bob Marley Music, Inc.

100 West 33rd Street

Suite 1007

New York, NY, 10001

Doreen@bobmarley.com

Courtney@bobmarley.com

Tel: (718) 457-3199

8.

Copyright and Trademark.

(a)

Each Licensed Product and all Packaging and Advertisements shall bear appropriate copyright, trademark and credit notices as designated by Licensor, either directly on the Licensed Product, Packaging and/or Advertisement or on tags, stickers or labels affixed thereto. (The form in which such notices are to appear is set forth on Schedule 2 hereto.) Licensee shall be obligated to purchase at Licensee’s expense specially designed labels and/or stickers directly from Labeltex, 350 Fifth Ave, Suite 5622, New York, NY 10118), and affix same to Licensed Products. However, Licensee may use an alternative vendor if Labeltex does not offer reasonable or market pricing, provided that such alternative vendor shall be subject to the prior written approval of Licensor, which approval shall not be unreasonably withheld or delayed. Licensor may change the form of notice to be used on the Products under this Section 8(a) by giving not less than ninety (90) days prior written notice thereof to Licensee.

(b)

Ownership of all intellectual property rights, whether recognized currently or in the future, including, without limitation, copyright, patent and trademark rights in and to any or all Licensed Products and in all designs, artwork, packaging, copy, literary text, advertising material and promotion material of any sort utilizing Licensed Property, including all such materials as may be developed by Licensee, shall vest in Licensor, and title thereto shall be in the name of Licensor or its respective designees. All such items and all Licensed Products shall bear all legal notices that Licensor may from time to time prescribe. Any and all additions to, and new renderings, modifications or embellishments of, Licensed Property shall, notwithstanding their invention, creation and use by Licensee and/or its agents, be and remain the sole and exclusive property of Licensor, and Licensor may use, and license others to use, the same, subject only to the provisions of this Agreement. Licensee shall enter into written agreements with all of its employees and independent contractors: (i) providing that all artwork and designs created by them in the course of Licensee’s performance under this Agreement shall be the property of Licensor either as works for hire under United States copyright law or otherwise, or (ii) obligating them to assign all rights in and to such artwork and designs to Licensee, which Licensee shall be deemed to have automatically assigned to Licensor, but Licensee shall, during the Term, have a non-exclusive license to copy and use such artwork for the purposes set forth herein, subject to the terms of this Agreement. Upon the request of Licensor, Licensee shall submit to Licensor for approval copies of all such agreements prior to the use of any material created or developed thereunder. Licensee shall not permit any of its employees or independent contractors to obtain or reserve, by written or oral agreement or otherwise, any rights as “authors” or “inventors” of any such artwork or designs (as such terms are used in present or future United States copyright and/or patent statutes or judicial decisions). Licensee shall furnish to Licensor, at Licensor’s request, full information concerning the invention and creation of such artwork and designs, together with the originals of assignments of all rights therein obtained from all such third parties to Licensor.

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(c)

Licensor acknowledges that Licensee may already have in existence copyrightable material (“Licensee’s Existing Copyrightable Material”) that it may or may not use in conjunction with Licensed Property. Further, Licensee may create copyrightable material (“Licensee’s Future Copyrightable Material”) for use with the Licensed Property and other subject matter separate from the Licensed Property. To the extent that Licensee’s Existing and Future Copyrightable material are separable from Licensed Property, such copyrights shall remain vested in Licensee, provided that they do not include the name, image, photo, persona, trademark and likeness of Robert Marley and/or the Licensed Property.

(d)

Licensee shall assist Licensor, at Licensor’s request and sole cost and expense, in the procurement and maintenance of Licensor’s rights in Licensed Property (including, without limitation, all intellectual property rights thereon, whether recognized currently or in the future). In connection therewith, Licensee shall, without limitation, execute and deliver to Licensor, in such form as it may reasonably request, all instruments necessary to: (i) effectuate copyright and trademark protection; (ii) record Licensee as a registered user of any trademarks pursuant to this Agreement; or (iii) cancel any such registration. Such registration shall be handled by attorneys selected or approved by Licensor, in its sole discretion. Licensor makes no representation or warranty that copyright or trademark protection shall be secured in Licensed Property.

(e)

Licensor and Licensee shall cooperate to ensure that third parties do not unlawfully infringe Licensed Property or engage in any acts of unfair competition involving Licensed Property. Licensee shall promptly notify Licensor of any such infringements or acts of unfair competition by third parties that come to its attention. Licensor shall have the exclusive right, exercisable at its discretion, to institute in its own name and/or Licensee’s name and to control all claims, suits and actions against third parties relating to the Licensed Property, and other proprietary rights in and to the same, at Licensor’s sole cost and expense. With respect to any such claim, suit or action, Licensor shall employ counsel of its own choice to direct the handling of the claim, any litigation related thereto and any settlement thereof. Licensor shall be entitled to receive and retain all amounts awarded, if any, as damages, profits or otherwise in connection with such claims, suits and/or actions. Licensee shall not, without Licensor’s prior written consent, make any claim, institute any suit or take any action on account of such infringements, acts of unfair competition or unauthorized uses. If, with Licensor’s prior written consent, Licensee makes such a claim or institutes, at its sole cost and expense, such a suit or action, then Licensee shall be entitled to recover all reasonable costs and expenses incurred in connection with such claim, suit or action from any financial recovery awarded or obtained and the remainder shall be paid to Licensor, less twenty percent (20%) which Licensee may retain. If Licensee does not prevail on any such claim, suit and/or action, or if there is a discrepancy, then Licensee may not recover any sums from Licensor in connection with such claim, suit and/or action. Licensor has no obligation to commence or approve the making or commencement of any claim, suit and/or action. Licensor shall incur no liability by reason of Licensor’s failure or refusal to prosecute, or by Licensor’s refusal to permit Licensee to prosecute, any alleged infringement by third parties, or by reason of any settlement to which Licensor may agree.

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(f)

Licensor may withdraw any or all elements of Licensed Property, or any component part thereof, from the rights granted pursuant to the terms of this Agreement (the “Withdrawn Rights”) if Licensor determines that the exploitation thereof would or might violate or infringe the copyright, trademark or other proprietary rights of any third parties, or subject Licensor or Licensee to any liability or violate any law, court order, government regulation or other ruling of any governmental agency or authority, or if, on account of the expiration or sooner termination of any agreement between Licensor and a third party from whom Licensor has obtained certain underlying rights relating to the exploitation of Licensed Property hereunder or otherwise, Licensor shall no longer have the right to act in the capacity herein contemplated on behalf of any third party or parties, or if Licensor determines that it cannot adequately protect its rights in Licensed Property under the copyright, trademark or other laws of the Territory or any portion thereof. Such a withdrawal shall not be deemed a breach of this Agreement. Within five (5) business days following Licensee’s receipt of written notice of such withdrawal, Licensee shall, if so requested by Licensor, in Licensor’s sole discretion: (a) destroy, or (b) deliver to Licensor at Licensor’s sole cost and expense any Licensed Products which are in Licensee’s inventory that bear or feature any of the Withdrawn Rights. Licensor shall indemnify Licensee for the direct production cost of such destroyed or returned Licensed Products; provided, however, that Licensee must furnish Licensor with: (i) a detailed inventory of such Licensed Products; (ii) source documentation supporting such direct production costs; and (iii) an affidavit of destruction, if applicable, in a form acceptable to Licensor, evidencing the same. Licensee need not recall any goods bearing the Withdrawn Rights that have been shipped to retailers as of the date of Licensor’s notice to Licensee under this paragraph.

(g)

Licensee shall not use any of the Licensed Property, other than as permitted hereunder and, in particular, shall not incorporate the name or trademark “MARLEY”, Licensor’s name, or any of the trademarks included within the Licensed Property as or in Licensee’s corporate or business name in any manner whatsoever. Licensee agrees that, in using Licensed Property as permitted hereunder, it will in no way represent that it has any right, title and/or interest in or to any of the Licensed Property. Licensee further agrees that, except for the use of the Licensed Property as expressly permitted herein, it will not use or authorize the use, either during or after the Term, of any configuration, trademark, trade name, or other designation confusingly or substantially similar to the name or trademark “MARLEY”, the Licensed Property, or any element thereof.

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(h)

Licensee acknowledges and agrees that any and all intellectual property rights arising from or relating to the Licensed Products that are created or developed by Licensee under this Agreement and that qualify as works of authorship belong to Licensor and are “works made for hire” as defined in Section 101 et seq. of the United States Copyright Act, Title 17, United States Code (“Copyright Act”). With respect to any and all intellectual property rights created or developed by Licensee under this Agreement and arising from or relating to the Licensed Products which are not “works made for hire” as defined in the Copyright Act, including, without limitation, inventions, Licensee hereby assigns all right, title and interest in and to such intellectual property rights to Licensor. Licensee will execute and deliver any and all documents, including, without limitation, short form assignments, determined by Licensor to be necessary to perfect its right, title and interest in and to any such intellectual property rights. Notwithstanding the foregoing, this Section shall not apply to any intellectual property rights that Licensee owned prior to the Effective Date. If Licensee incorporates into any Licensed Product, or any related materials including Packaging and Advertising, any of Licensee’s Existing Copyrightable Material, Licensee’s Future Copyrightable Material, or any other invention, design or other work of authorship previously owned by Licensee, or in which Licensee has an interest (each, a “Prior Work”), Licensee grants to Licensor a non-exclusive, royalty-free, irrevocable, perpetual, worldwide and assignable license to make, have made, use, or sell Licensed Products employing or incorporating each such Prior Work. Notwithstanding the foregoing, prior to or within ten (10) business days after executing this Agreement, Licensee must provide Licensor with a list of Prior Works to which it retains rights. Any rights in any way related to the Licensed Property, Licensed Products or this Agreement other than those provided by Licensee pursuant to the previous sentence shall be deemed owned by Licensor.

(i)

All information that Licensee compiles related to consumers who purchase the Licensed Products (e.g., customer lists, customer personally identifiable information) shall be provided to Licensor upon Licensor’s request, and Licensee hereby grants to Licensor a worldwide, non-exclusive, royalty-free, irrevocable, perpetual, worldwide and assignable license to use such information at any time and in any manner during and after the Term.

9.

Domain Name Ownership.

(a)

As between Licensor and Licensee, Licensor shall own all right, title and interest (including, without limitation, all intellectual property rights) in any URLs and domain names using or incorporating the Licensed Property (including without limitation www.marleycoffee.com), or any variation thereof. Prior to any use of the Licensed Property on the internet by Licensee or any Permitted Distribution Channel, Licensee shall use its commercially reasonable best efforts to monitor any use of the Licensed Property on the internet by any Permitted Distribution Channel and shall submit copies of all proposed uses by Licensee and the Permitted Distribution Channels to Licensor. Licensee agrees that, to the extent that Licensor finds any use of a Licensed Property on the internet by a Permitted Distribution Channel to be objectionable, as determined by Licensor in its sole and absolute discretion, Licensee shall use its commercially reasonable efforts to cause the Permitted Distribution Channel to cease its use of the Licensed Property on the internet.

(b)

Licensee shall have no right to, and hereby agrees not to, register any URL and/or domain name incorporating the Licensed Property or any variation thereof without the prior written consent of Licensor in each instance, which shall be granted or withheld in Licensor’s sole and absolute discretion. Licensor shall have the sole right to apply for and obtain at its own cost any URL and/or domain name that includes any aspect of the Licensed Property and/or any variation thereof in any level domain. If Licensee desires to use a URL / domain name that incorporates any aspect of the Licensed Property or any variation thereof, it shall submit its proposal therefor to Licensor in writing. Licensor shall, in its sole and absolute discretion, approve or disapprove such URL and/or domain name, and Licensor reserves the right to register any such requested URL and/or domain name in its own name or the name of an affiliate and license it to Licensee. Licensee agrees to cooperate with Licensor in the execution, filing, application and/or registration of any URL and/or domain name that Licensor may choose to register.

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10.

Representations and Warranties.

(a)

Licensor warrants and represents to Licensee that: (i) it either owns or controls the rights granted herein; (ii) it is authorized to enter into this Agreement and to license the rights herein granted to Licensee; (iii) it has not sold, assigned, leased, licensed or in any manner disposed of or encumbered the rights herein granted to Licensee and is otherwise under no disability, restriction or prohibition from entering into or performing its obligations under this Agreement; and (iv) to the best of its knowledge, Licensee’s exercise of its rights under this Agreement will not infringe or violate the trademark rights, copyright, right of publicity or any other intellectual property right of any other person or entity.

(b)

Licensee warrants and represents to Licensor that: (i) it is authorized to enter into this Agreement and to exercise the rights herein granted to Licensee; (ii) it is under no disability, restriction or prohibition from entering into or performing its obligations under this Agreement; (iii) Licensee’s exercise of its rights under this Agreement will not infringe upon or violate the trademark rights, copyright, right of publicity or any other intellectual property right of any other person or entity; (iv) Licensee will conduct the advertising, promotion and sale of Licensed Products in a manner commensurate with the promotion and sale of high quality merchandise and in a manner in keeping with the philosophy of Licensor as expressed to Licensee; (v) no manufacturer of Licensed Products engaged by or on behalf of Licensee shall employ “sweat shop” or inhumane labor conditions; (vi) it owns or controls all of Licensee’s Existing or Future Copyrighted Material which Licensee may use in connection with Licensed Products or any Packaging or Advertisement and the same does not and will not infringe or violate the trademark rights, copyright, right of publicity or any other intellectual property right of any other person or entity; (vii) Licensee will conduct its business in a manner that reflects favorably at all times on the Licensed Products and on Licensor’s goodwill and reputation; (viii) it shall ensure that all Licensed Products are manufactured, distributed, imported, packaged, advertised and sold in accordance with all applicable laws, statutes and regulations (including, without limitation, local and national consumer safety laws) of all applicable jurisdictions, and without discrimination based on race, religion, age, nationality, social or ethnic origin, sexual orientation, gender, political opinion or disability, without use of corporal punishment or other abusive tactics, and without the use of child, prison or slave labor; (ix) all Licensed Products, packaging, labeling, advertising and sales materials are and will be free from defects, merchantable, fit for their intended use and comply with all applicable laws, statutes and regulations, including, but not limited to, health product safety and labeling; and (x) it will avoid deceptive, misleading or unethical business practices and make no false or misleading representations with regard to the Licensed Products.

(c)

All costs and expenses of manufacture, advertising, promotion, samples, packaging, stickers, labels, tags and other costs and expenses related to the manufacture, sale, distribution, advertising and promotion of Licensed Products shall be borne by Licensee.

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11.

Disputes.

(a)

Each party shall promptly notify the other in writing of any dispute arising from the sale of Licensed Products or the use or misuse of any of the Licensed Property.

(b)

Licensor in its sole discretion shall determine whether or not it shall commence litigation, or take any other action, in connection with the use or misuse of the Licensed Property.

(c)

Licensee shall have no authority to make claims, negotiate, settle or compromise any dispute in connection with the Licensed Property.

12.

Indemnification.

(a)

Licensor shall indemnify, defend and hold harmless Licensee, and its parents, subsidiaries, affiliated companies and their respective officers, managers, members, employees, licensees, agents, attorneys, successors and assigns (each, individually, a “Licensee Indemnified Party”) from and against any and all claims, liabilities, demands, causes of action, judgments, settlements, costs and expenses (including, without limitation, reasonable attorney fees and court costs) arising solely out of or in connection with: (i) the breach by Licensor of a representation, warranty or covenant in this Agreement; (ii) the failure by Licensor to perform any of its obligations under this Agreement; (iii) the gross negligence, bad faith or unlawful conduct of Licensor; and/or (iv) Licensee’s use of the Licensed Property strictly as authorized hereunder. Licensor shall not be liable to any Licensee Indemnified Party under this Section 12(a) to the extent that: (A) any loss, claim, damage, liability or expense is determined by a court of competent jurisdiction to result directly from any such Licensee Indemnified Party’s willful misconduct or gross negligence; or (B) to the extent that Licensee is required to indemnify Licensor pursuant to Section 12(b) below.

(b)

Licensee shall indemnify, defend and hold harmless Licensor and its parents, subsidiaries, affiliated companies and their respective officers, directors, shareholders, employees, licensees, agents, attorneys, successors and assigns (each, individually, a “Licensor Indemnified Party”) from and against any and all claims, liabilities, demands, causes of action, judgments, settlements, costs and expenses (including, without limitation, reasonable attorney’s fees and court costs) arising out of or in connection with: (i) the breach by Licensee of a representation, warranty or covenant in this Agreement; (ii) the failure by Licensee to perform any of its obligations under this Agreement; (iii) the gross negligence, bad faith or unlawful conduct of Licensee; (iv) the design, manufacture, packaging, distribution, shipment, advertising, promotion, sale and/or exploitation of Licensed Products; (v) any claim related to the use of third party copyrighted materials on or in connection with Licensed Products; (vi) any representation, warranty, claim, statement or promise made by Licensee with respect to Licensed Products, including, without limitation, actions claiming deceptive or misleading advertising or promotion related to Licensed Products or any materials relating thereto; (vii) the use of Licensed Products, including, without limitation, any bodily injury, death or other product liability claims arising therefrom; (viii) any claims by any local, state or federal government or regulatory agency, authority or board relating to Licensed Products or any advertisement for Licensed Products; (ix) claims of copyright infringement, trademark infringement or other intellectual property infringement relating to Licensed Products (except to the extent covered by Section 12(a) above); and (x) any action or omission of Licensee in connection with the conduct of Licensee’s business. Licensee shall not be liable to any Licensor Indemnified Party under this Section 12(b) to the extent that: (A) any loss, claim, damage, liability or expense is determined by a court of competent jurisdiction to result directly from any such Licensor Indemnified Party’s willful misconduct or gross negligence; or (B) to the extent that Licensor is required to indemnify Licensee pursuant to Section 12(a) above.

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(c)

The party to be indemnified hereunder (the “Indemnitee”) must give the indemnifying party hereunder (the “Indemnitor”) prompt written notice of any such action, claim or proceeding, and the Indemnitor, in its sole discretion, then may take such action as it deems advisable under the circumstances to defend such action, claim or proceeding on behalf of the Indemnitee. In the event that appropriate action is not taken by the Indemnitor within thirty (30) days after its receipt of written notice from the Indemnitee, the Indemnitee shall have the right to defend such action, claim or proceeding, but no settlement thereof may be made without the prior written approval of the Indemnitor, which approval shall not be unreasonably withheld, delayed or conditioned. Even if appropriate action is taken by the Indemnitor, the Indemnitee may, at its own cost and expense, be represented by its own counsel in such action, claim or proceeding. In any event, the Indemnitee and the Indemnitor shall keep each other fully advised of all developments and shall cooperate fully with each other in all respects in connection with any such action, claim or proceeding.

(d)

LIMITATION OF LIABILITY. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT, PRODUCT LIABILITY, OR OTHERWISE, AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. The parties have agreed that the limitations specified in this Section 12(d) will survive and apply even if any limited remedy specified in this Agreement is found to have failed of its essential purpose.

13.

Insurance. Licensee agrees to obtain, at its sole cost and expense, and to cause its manufacturers to obtain, at their sole cost and expense, comprehensive general liability insurance, including product liability insurance, from an insurance company reasonably acceptable to Licensor, providing adequate protection for Licensor and Licensee against any claims or suits arising out of or in connection with the rights granted under this Agreement in an amount not less than Five Million Dollars ($5,000,000.00) per incident or occurrence, or Licensee’s standard insurance policy limits, whichever is greater. Such insurance shall remain in force at all times during the Term and for a period of three (3) years thereafter. Within thirty (30) days from the date hereof, Licensee will submit to Licensor a certificate of insurance naming Licensor as an additional insured and prohibiting the insurer from canceling, terminating or materially modifying the underlying insurance policy unless it gives written notice of such termination, cancellation or modification to Licensor at least thirty (30) days in advance thereof.

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14.

Additional Licensee Obligations.

(a)

During the Term, Licensee shall use its best efforts to develop, manufacture, promote, advertise, sell and ship Licensed Products in the Permitted Distribution Channels in the Territory and shall continuously and diligently seek to fill all accepted purchase orders for Licensed Products. In connection therewith, Licensee shall establish and maintain an adequately staffed organization to operate the business contemplated by this Agreement. A cessation of the above efforts for a continuous period of forty-five (45) days shall be grounds for immediate termination of this Agreement, in Licensor’s sole discretion.

(b)

During the Term, Licensee will not use, or allow third parties to make use of, any Licensed Products for the purpose of premium offers, giveaways, sales incentives or other such promotional purposes, unless prior written approval is granted by Licensor upon terms to be mutually agreed.

(c)

During the Term, Licensee will manufacture, advertise, promote, market, sell and distribute Licensed Products in a lawful and ethical manner and in accordance with the terms and intent of this Agreement.

(d)

During the Term, Licensee will protect to the best of its ability its right to manufacture, sell and distribute Licensed Products hereunder.

(e)

During the Term and at all times thereafter, Licensee will not directly or indirectly attack or challenge the ownership, validity, or use of the Licensor’s rights in or to the Licensed Property or of any other proprietary rights of Licensor, or assist any third party in doing the same. Licensee shall not file any applications to register the Licensed Property or any works, names, trademarks, designs, or logos that are confusingly similar to the Licensed Property in any country of the world for any goods or services, and shall not register any domain names containing the Licensed Property, any phonetic equivalent thereof, or any domain names confusingly similar to the Licensed Property in any country of the world, other than <marleycoffee.com>. Licensee shall not at any time apply for any registration of any copyright, patent, trademark or other designation which would affect the ownership of the Licensed Property or of any proprietary rights of Licensor, nor file any document with any governmental authority or take any action which would affect the ownership of any proprietary rights of Licensor, nor aid or abet any other party in doing so.

(f)

During the Term and at all times thereafter, Licensee will not and shall not misuse or bring into disrepute the name and character of Robert Marley.

(g)

During the Term and at all times thereafter, Licensee will not create any expenses chargeable to Licensor without the prior written approval of Licensor.

(h)

During the Term and at all times thereafter, Licensee will give Licensor prompt written notice of any adverse use of, application to register, or registration of, the Licensed Property or other designation similar to the Licensed Property of which Licensee is or becomes aware. Licensor will have the right, but not the obligation, to bring infringement or unfair competition actions involving the Licensed Property. If, after written request by Licensee, Licensor declines to bring an infringement or unfair competition action involving the Licensed Property, then Licensee may do so at its own expense, and Licensor will reasonably cooperate in any such action as requested by Licensee at Licensee’s expense.

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15.

Termination.

(a)

Licensor shall have the right to suspend its performance hereunder or terminate this Agreement in its entirety upon the occurrence of any of the following events:

(i)

The failure of Licensee to make any payment required to be made under this Agreement, which failure is not cured within ten (10) business days of Licensee’s receipt of written notice from Licensor specifying the nature of such failure with particularity; or

(ii)

The breach by Licensee of any of its representations or warranties herein or the failure of Licensee to comply with any of the other terms of this Agreement or otherwise discharge its duties hereunder, and such breach or failure is not cured within fifteen (15) business days of Licensee’s receipt of written notice from Licensor specifying the nature of such breach or failure with particularity; or

(iii)

Any act of gross negligence or wanton misconduct by Licensee, and such action is not corrected within fifteen (15) business days of Licensee’s receipt of written notice from Licensor specifying the nature of such action with particularity; or

(iv)

The cessation of operations by Licensee, or the making by Licensee of an assignment for the benefit of creditors, or the filing by or against Licensee of any petition under any federal, national, state or local bankruptcy, insolvency or similar laws, if such filing shall not have been dismissed or stayed within sixty (60) days after the date thereof; or

(v)

Any negative or unlawful finding of Licensee’s or its executives’ activities by the Securities & Exchange Commission or any similar government agency in any country, territory or possession.

(vi)

The breach by Licensee of any of its other agreements with Licensor or any of its affiliated companies, including a breach by Licensee of the promissory note being entered into concurrently with this Agreement between Licensee and Fifty-Six Hope Road Music Ltd.

(b)

Licensee shall have the right to suspend its performance hereunder or terminate this Agreement in its entirety upon the occurrence of any of the following events:

(i)

The breach by Licensor of any of its representations or warranties herein or the failure of Licensor to comply with the terms of this Agreement or otherwise discharge its duties hereunder, and such breach or failure is not cured within thirty (30) business days of Licensor’s receipt of written notice from Licensee specifying the nature of such breach or failure with particularity; or

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(ii)

The cessation of operations by Licensor, or the making by Licensor of an assignment for the benefit of creditors, or the filing by or against Licensor of any petition under any federal or state bankruptcy, insolvency or similar laws, if such filing shall not have been dismissed or stayed within sixty (60) days after the date thereof; or

(c)

Unless otherwise provided herein, the right of any party to terminate this Agreement hereunder shall not be affected in any way by its waiver of or failure to take action with respect to any previous breach or default.

(d)

Liability For Termination. Neither party to this Agreement shall be liable to the other by reason of termination of this Agreement for compensation, reimbursement or damages on account of any loss of prospective profits on anticipated sales or on account of expenditures, investments, leases or other commitments relating to the business or goodwill of either party, notwithstanding any law to the contrary. Licensee will cease all display, advertising and use of all of the Licensed Property and any other names, marks, logos and designations of Licensor, and will not thereafter use, advertise or display any name, trademark, domain name, vanity telephone number, or logo which is, or any part of which is, similar to or confusing with the Licensed Property or any such designation associated with Licensor. Licensee will not alter, erase, deface or overprint any proprietary rights notice(s) on anything provided by Licensor to Licensee.

16.

Effect of Termination.

(a)

Subject to Section 17 below, upon any expiration or termination of this Agreement for any reason whatsoever, all rights in and to the Licensed Property shall revert to Licensor and Licensee shall have no further rights whatsoever with respect to Licensed Products the Licensed Property and/or any other intellectual property rights relating thereto. Licensee shall, at its sole cost and expense, return any of Licensor’s intellectual property, artwork or materials of any kind that are then in its possession or under its control.

(b)

Licensee shall not have any right at any time to remainder or “dump” any Licensed Products. In particular, Licensee may not sell any Licensed Products at a discount on the trade wholesale price of greater than fifty percent (50%).

(c)

In no event shall any expiration or termination of this Agreement excuse any party from any breach or violation of this Agreement and full legal and equitable remedies shall remain available therefor, nor shall it excuse the making of any payment due under this Agreement with respect to any period prior to the date of expiration or termination. Notwithstanding any provision of this Agreement to the contrary, Sections 4 and Sections 8-21 hereof shall survive any expiration or termination of this Agreement.

17.

Sell-Off Period. Provided that Licensee is not in breach of any material term of this Agreement, including by way of example and without limitation, Section 6, then Licensee shall have the non-exclusive right to sell-off existing inventory for a period of sixty (60) days following the expiration of the Term (the “Sell-Off Period”). During such period, Licensee shall not be entitled to use Licensed Property in any new or additional Licensed Products, Advertisements or Packaging of any kind. It is specifically understood and agreed that Licensee shall not have the right to manufacture or have manufactured any Licensed Products after the expiration of the Term or for a period of three months prior to the expiration except to fill orders. Following the expiration of the Sell-Off Period, Licensor shall have the right, but not the obligation, to purchase all existing Licensed Products remaining in inventory at Licensee’s actual manufacturing cost thereof. If Licensor elects not to purchase any Licensed Products, then Licensee shall destroy the same and furnish Licensor with a certificate of destruction.

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18.

Cumulative Rights and Remedies. All rights and remedies conferred upon or reserved to the parties in this Agreement shall be cumulative and concurrent and shall be in addition to all other rights and remedies available to such parties at law or in equity or otherwise, including without limitation requests for temporary and/or permanent injunctive relief. Such rights and remedies are not intended to be exclusive of any other rights or remedies and the exercise by either party of any right or remedy herein provided shall be without prejudice to the exercise of any other right or remedy by such party provided herein or available at law or in equity.

19.

Confidentiality.

(a)

Each party acknowledges that it may have access to the other party’s Confidential Information, whose value may be impaired by misuse or by disclosure to third parties. The receiving party agrees that it will not disclose such Confidential Information to third parties, or use such Confidential Information except to perform its obligations under this Agreement. The receiving party shall take reasonable precautions to protect the confidentiality of the other party’s Confidential Information. Such precautions may, if requested by the disclosing party, include the use of separate written confidentiality agreements, in a form approved by the disclosing party. Following the expiration or termination of this Agreement, no party shall disclose or use any of the other parties’ Confidential Information for any purpose, unless otherwise agreed in writing by the disclosing party.

(b)

All Confidential Information will remain the property of the disclosing party. The confidentiality of Confidential Information and the obligation of confidentiality hereunder shall survive any expiration or termination of this Agreement until such time as the information in question ceases to be confidential.

(c)

For the purposes hereof, the term “Confidential Information” shall mean any and all proprietary information, technical data, trade secrets and know-how, including, without limitation, research, product plans, products, services, customers, customer lists, potential licensees, suppliers, retailers, manufacturers, markets, developments, inventions, processes, formulas, technology, designs, drawings, manufacturing information, marketing, finances and other business information, which is obtained, received, developed or derived by any party, either directly or indirectly, by any means of communication or expression, whether or not marked “proprietary” or “confidential,” prior to or during the Term of this Agreement. Confidential Information shall also include the terms and conditions of this Agreement. As used in this Agreement, the term Confidential Information shall not include any information that is: (i) in the public domain through no fault of the receiving party; (ii) generally known by persons other than the disclosing party (or its subsidiaries or affiliates), or persons employed by, in control of or otherwise affiliated with the disclosing party (or its subsidiaries or affiliates); (iii) general industry practices and industry specific information generally known or by persons with a knowledge of the business within which the disclosing party operates; (iv) known by the receiving party, by lawful means, prior to the Effective Date; (v) already known to the receiving party at the time of such disclosure other than as a result of disclosure from a third party subject to a confidentiality obligation; (vi) subsequently received by the receiving party in good faith from a third party having prior right to make such subsequent disclosure; (vii) independently developed by the receiving party without use of any confidential or proprietary information of the disclosing party; (viii) approved in writing for unrestricted release or unrestricted disclosure by the disclosing party; or (ix) produced or disclosed pursuant to applicable laws, regulations or court order, provided the receiving party has given the disclosing party written notice of such request (to the extent practicable under the circumstances) such that the disclosing party has an opportunity to defend, limit or protect such production or disclosure.

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(d)

In addition to, and not in limitation of, the foregoing restrictions, Licensee shall ensure that each of its officers, directors, members, employees and contractors (excluding Rohan Marley) does not record any personal information of any Marley family member in any manner, including, without limitation, in any personal diary or similar record, or take any pictures, or sound or video recordings of any Marley family member, employee, agent or representative of the Marley family, or give any interview or make any public statement regarding any Marley family member, employee, agent or representative of the Marley family, without Licensor’s prior written consent. For purposes of this paragraph, the term Marley family or Marley family member shall exclude Rohan Marley.

20.

Miscellaneous.

(a)

Relationship of the Parties. Nothing herein contained shall be construed to constitute the parties hereto as partners or as joint venturers, or either as the agent of the other and neither party shall have any power to obligate or bind the other party in any manner whatsoever.

(b)

Notices. All notices, requests, demands and other communications required or permitted to be made hereunder shall be in writing and shall be deemed duly given if hand delivered against a signed receipt therefor, sent by registered or certified mail, return receipt requested, first class postage prepaid, sent by nationally recognized overnight delivery service, sent by confirmed facsimile transmission, or sent by confirmed e-mail, in each case addressed to the party entitled to receive the same at the address specified below:

i.

If to Licensor, then to:

HOPE ROAD MERCHANDISING, LLC Attn: Doreen Crujeras 100 West 33rd Street Suite 1007 New York, NY, 10001 Email: Doreen@bobmarley.com

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and a copy, sent as prescribed herein, to:

Bonnie Eskenazi, Esq.

Greenberg Glusker Fields Claman & Machtinger LLP

1900 Avenue of the Stars

21st Floor

Los Angeles, CA 90067

E-mail: beskenazi@greenbergglusker.com

ii.

If to Licensee, then to:

Jammin’ Java Corp.

Attn: Anh Tran

4730 Tejon St.

Denver, CO 80211

E-mail: anh@marleycoffee.com

Telephone No.: (303) 396-1756

Either party may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this Section providing for the giving of notice. Notice shall be deemed to be effective, if personally delivered, when delivered; if mailed, at midnight on the third business day after being sent by registered or certified mail; if sent by nationally recognized overnight delivery service, on the next business day following delivery to such delivery service; or on the same day if sent by confirmed facsimile transmission or confirmed e-mail; provided, however, that if sent by confirmed facsimile transmission or confirmed e-mail, a copy is also sent by one of the other methods set forth in this Section.

(c)

Assignment. Licensee shall not assign or transfer this Agreement or any of its rights or obligations hereunder, directly or indirectly, by operation of law or otherwise, without the prior written consent of Licensor. Any attempted assignment or transfer by Licensee without the prior written consent of Licensor shall be void and of no force or effect. Licensor shall have the right to assign or transfer any or all of its obligations under this Agreement without the knowledge or consent of Licensee, subject only to Licensor’s obligation to provide written notice thereof to Licensee following the completion of such assignment or transfer. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

(d)

Disclaimer. This Agreement in no manner absolves Licensee of its responsibility, if any, to procure legally sufficient permission from the copyright owner(s) of any photographs, illustrations and/or artwork utilized in conjunction with the manufacture and distribution of Licensed Products.

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(e)

Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of California, notwithstanding any conflict of law provisions to the contrary. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement. Any action which in any way involves the rights, duties and obligations of any party hereto under this Agreement shall be brought in the courts (State or Federal) located in Los Angeles, CA, and the parties hereto hereby submit to the personal jurisdiction of such courts, and hereby agree that service of process on any party may be effected by certified mail, return receipt requested, first class postage prepaid. Each of the parties waives any objection which it may have based on improper venue or forum non conveniens to the conduct of any such suit or action in any such court. If any action, suit or other proceeding is instituted to remedy, prevent or obtain relief from a default in the performance by any party of such party’s obligations under this Agreement, the prevailing party shall recover all of such party’s reasonable attorneys’ fees and costs incurred in each and every such action, suit or other proceeding, including, without limitation, any and all appeals or petitions therefrom. Each of the parties hereby waives the right to trial by jury in any and all actions or proceedings in any court, whether the same is between them or to which they may be parties, and whether arising out of, under, or by reason of this Agreement, or any acts or transactions hereunder or the interpretation or validity thereof, or out of, under or by reason of any other contract, agreement or transaction of any kind, nature or description whatsoever, whether between them or to which they may be parties. THIS IS A SPECIFICALLY NEGOTIATED PROVISION OF THE AGREEMENT. THE PARTIES ACKNOWLEDGE THAT THEY HAVE CONSULTED COUNSEL OF THEIR CHOICE AS TO THE LEGAL IMPACT OF THIS PROVISION.

(f)

Attorneys’ Fees. If either party breaches this Agreement, the prevailing party in any proceeding to enforce the terms of this Agreement is entitled to its reasonable attorneys’ fees and all other costs and/or expenses resulting or made necessary by the bringing of any action, motion or other proceeding to enforce any of the terms, covenants or conditions of this Agreement.

(g)

Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties with respect to the subject matter hereof, and supersedes all prior agreements, understandings, inducements and conditions, whether express or implied, oral or written, except as herein contained. The express terms hereof shall control and supersede any course of performance and/or usage of trade inconsistent with any of the terms hereof.

(h)

Amendment and Modification. This Agreement may be amended, modified and supplemented only by written agreement duly executed and delivered by each of the parties hereto.

(i)

Waiver. A waiver by any party of any of the terms and conditions of, or rights under, this Agreement shall not be effective unless signed by the party waiving such term, condition or right and shall not bar the exercise of the same right on any subsequent occasion or any other right at any time or be deemed or construed to be a waiver of such terms or conditions for the future.

(j)

Delays. Neither the failure of nor any delay on the part of any party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege.

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(k)

Severability. If and to the extent that any court of competent jurisdiction holds any provision or any part of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity or enforceability of the remainder of this Agreement, and this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision, or to otherwise construe such provision in a manner that renders it valid and enforceable.

(l)

Headings. Headings in this Agreement are included for ease of reference only and shall have no legal effect.

(m)

Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to constitute an original of the same Agreement, and all of which together shall constitute one single agreement, which shall be effective upon the execution hereof by all parties. A complete set of counterparts shall be made available to each party.

(n)

Form and Construction. The headings used in this Agreement are for convenience of reference only and do not constitute substantive matter to be considered in construing the terms of this Agreement. As used in this Agreement, the masculine gender shall include the feminine and the singular form of words shall include the plural, or vice versa, as necessary in order that this Agreement may be interpreted so as to conform to the subject matter actually existing. The language of this Agreement shall be construed as a whole and not strictly for or against any of the parties regardless of who drafted or was principally responsible for drafting this Agreement or any of its specific terms or conditions.

(o)

Schedules and Exhibits. All schedules and exhibits referenced in this Agreement, if any, are hereby incorporated by reference into, and made a part of, this Agreement.

(p)

Transaction Expenses. Each party shall be responsible for its own expenses relating to the negotiation of this Agreement.

(q)

Currency and Exchange Rate Issues. All sums set forth in this Agreement and any appendices, exhibits or schedules hereto are, and are intended to be, expressed in United States dollars. All payments or remittances due under this Agreement shall be paid in the United States in United States Dollars at the “Foreign Exchange Rate.” For the purposes hereof, the term “Foreign Exchange Rate” means, for any particular currency, the spot rate for such currency as quoted at www.oanda.com (to the extent that www.oanda.com provides quotations therefore, or such other resource that is mutually satisfactory to the Licensor and Licensee) at 9:00 a.m., Eastern time, on the third business day prior to the date on which any relevant payment hereunder is made.

(r)

Further Assurances. From and after the date of this Agreement, upon the request of either party, each party will execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

24

(s)

Equitable Remedies. Each party to this Agreement shall be entitled to obtain equitable relief to protect its interests herein, including without limitation injunctive relief, without the need to prove actual damages or for the posting of a bond.

21.

Bootlegging Activity. Neither Licensee nor any of its subsidiaries, affiliated companies and/or their principals (i.e., owners, officers, directors and/or managers) shall be involved, directly or indirectly, in any act of counterfeiting or piracy or in the unauthorized manufacture, distribution, advertising, sale and/or offering of any merchandise or products bearing the name, trademark, logo or likeness of any other person or entity. Without limiting any other provision of this Agreement, any violation by or on behalf of Licensee of this Section shall constitute a material breach entitling Licensor to immediately terminate this Agreement.

LICENSEE, BY ITS SIGNATURE, ACKNOWLEDGES THAT IT HAS READ THIS AGREEMENT, UNDERSTANDS IT, AND AGREES TO ALL OF ITS TERMS AND CONDITIONS.

25

This Agreement shall not become effective until it has been signed by Licensee and accepted by Licensor at its offices on the date indicated below.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

LICENSEE: JAMMIN JAVA CORP.		LICENSOR: HOPE ROAD MERCHANDISING, L.L.C.

By:	/s/ Anh Tran	By:
Print:	Anh Tran	Print:
Title:	President	Title:
Date:	7/6/2016	Date of acceptance:

		By:	/s/ David Marley
		Print:	David Marley
		Title:	Director
		Date of acceptance:	7/6/2016

26

SCHEDULE 1

Licensed Products & Invoiced Billing Prices

Licensed Product	Invoiced Billing Price

27

SCHEDULE 2

Legal Notices

This SCHEDULE 2 is attached to and made part of the Agreement. Such legal notices may be amended and modified unilaterally from time to time by Licensor, and for the purposes of this Agreement will take effect upon written notice to Licensee.

Each Licensed Product and all Packaging and Advertisements shall bear one or more of the following notices, as appropriate:

BOB MARLEY, MARLEY COFFEE, MARLEY COFFEE STIR IT UP!, and the Lion Logo are trademarks of Fifty-Six Hope Road Music Limited.

The following registered Bob Marley logo and copyright notice must be prominently displayed on all products.

copyright notice:

©FIFTY-SIX HOPE ROAD MUSIC LIMITED.

www.bobmarley.com

Please note that on all non-apparel products the year of first publication should precede Fifty-Six Hope Road Music Limited. (i.e. © 2007 Fifty-Six Hope Road Music Limited.)

The following notice should be used with the trademark MARLEY COFFEE:

MARLEY COFFEE®

The logo can appear in either one color or full color.

28

EXHIBIT A

EXHIBIT A

BOB MARLEY™

WHOLESALE SALES / ROYALTY STATEMENT

LICENSEE NAME: ______________________
LICENSED CATEGORY: ______________________
QUARTER REPORTED: ______________________
ROYALTY %: __________
ADVERTISING %: __________

ADDRESS: ______________________
____
PHONE / FAX NUMBERS: __________ / __________
CONTACT NAME: ______________________

SALES INFORMATION FOR REPORTED QUARTER:

Q	2009	GROSS SALES	ALLOWANCES	NET SALES
I	January	$ -	$ -	$ -
	February	$ -	$ -	$ -
	March	$ -	$ -	$ -
	Cumulative First Quarter	$ -	$ -	$ -
II	April	$ -	$ -	$ -
	May	$ -	$ -	$ -
	June	$ -	$ -	$ -
	Cumulative Second Quarter	$ -	$ -	$ -
III	July	$ -	$ -	$ -
	August	$ -	$ -	$ -
	September	$ -	$ -	$ -
	Cumulative Third Quarter	$ -	$ -	$ -
IV	October	$ -	$ -	$ -
	November	$ -	$ -	$ -
	December	$ -	$ -	$ -
	Cumulative Fourth Quarter	$ -	$ -	$ -
Total Year-To-Date (YTD) Sales		**$ -**	**$ -**	**$ -**

STATEMENT OF CERTIFICATION:

I certify that all sales of licensed products for the period ended ______________ have been reported and are in accordance with the License Agreement dated ______________ and that the attached figures are an accurate statement of actual figures appearing in the relevant invoices.

______________________ ______________
Must be signed by authorized representative Date

ROYALTY CALCULATIONS

	ROYALTY CALCULATIONS	Q1	Q2	Q3	Q4	2009 YTD
SALES	TOTAL NET SALES	$ -	$ -	$ -	$ -	$ -
ROYALTY	Royalty Payable	$ -	$ -	$ -	$ -	$ -
	LESS ADVANCE PAYMENT	$ -	$ -	$ -	$ -	$ -
	TOTAL EARNED ROYALTY DUE	$ -	$ -	$ -	$ -	$ -
ADVERT.	Advertising Royalty Payable	$ -	$ -	$ -	$ -	$ -
	ADVERTISING ROYALTY PAID	$ -	$ -	$ -	$ -	$ -
	TOTAL EARNED ADVERTISING	$ -	$ -	$ -	$ -	$ -
TOTAL EARNED ROYALTY DUE:		**$ -**	**$ -**	**$ -**	**$ -**	**$ -**

Sales-Wholesale Royalty Summary

Page 1

29

BOB MARLEY™

RETAIL SALES / ROYALTY STATEMENT

LICENSEE NAME:
LICENSED CATEGORY:
QUARTER REPORTED:
ROYALTY %:
ADVERTISING %:

ADDRESS:

PHONE / FAX NUMBERS: /
CONTACT NAME:

SALES INFORMATION FOR REPORTED QUARTER:

Q	2009	GROSS SALES	ALLOWANCES	NET SALES
I	January	$ -	$ -	$ -
	February	$ -	$ -	$ -
	March	$ -	$ -	$ -
	Cumulative First Quarter	$ -	$ -	$ -
II	April	$ -	$ -	$ -
	May	$ -	$ -	$ -
	June	$ -	$ -	$ -
	Cumulative Second Quarter	$ -	$ -	$ -
III	July	$ -	$ -	$ -
	August	$ -	$ -	$ -
	September	$ -	$ -	$ -
	Cumulative Third Quarter	$ -	$ -	$ -
IV	October	$ -	$ -	$ -
	November	$ -	$ -	$ -
	December	$ -	$ -	$ -
	Cumulative Fourth Quarter	$ -	$ -	$ -
Total Year-To-Date (YTD) Sales		$ -	$ -	$ -

STATEMENT OF CERTIFICATION:

I certify that all sales of licensed products for the period ended ______________ have been reported and are in accordance with the License Agreement dated ______________ and that the attached figures are an accurate statement of actual figures appearing in the relevant invoices.

Must be signed by authorized representative ______________ Date ______________

	ROYALTY CALCULATIONS	Q1	Q2	Q3	Q4	2009 YTD
SALES	TOTAL NET SALES	$ -	$ -	$ -	$ -	$ -
ROYALTY	Royalty Payable	$ -	$ -	$ -	$ -	$ -
	LESS ADVANCE PAYMENT	$ -	$ -	$ -	$ -	$ -
	TOTAL EARNED ROYALTY DUE	$ -	$ -	$ -	$ -	$ -
ADVERT.	Advertising Royalty Payable	$ -	$ -	$ -	$ -	$ -
	ADVERTISING ROYALTY PAID	$ -	$ -	$ -	$ -	$ -
	TOTAL EARNED ADVERTISING	$ -	$ -	$ -	$ -	$ -
TOTAL EARNED ROYALTY DUE:		$ -	$ -	$ -	$ -	$ -

Sales-Retail Royalty Summary

Page 1

30

BOB MARLEY

SALES-BY-ACCOUNT & TERRITORY

LICENSEE NAME: ______________________

LICENSED CATEGORY: ______________________

QUARTER REPORTED: ______________

CONTACT NAME: ______________

** ALL Retailers MUST be listed*

** Insert additional lines if more space needed. DO NOT FORGET to copy Formula to inserted cells.*

DEALER	Gross Sales (cumulative)	Deductions	Net Sales	% of Total
			$0.00	#DIV/0!
			$0.00	#DIV/0!
			$0.00	#DIV/0!
			$0.00	#DIV/0!
			$0.00	#DIV/0!
			$0.00	#DIV/0!
			$0.00	#DIV/0!
			$0.00	#DIV/0!
			$0.00	#DIV/0!
			$0.00	#DIV/0!
			$0.00	#DIV/0!
			$0.00	#DIV/0!
			$0.00	#DIV/0!
			$0.00	#DIV/0!
			$0.00	#DIV/0!
			$0.00	#DIV/0!
Dealer Total	$0.00	$0.00	$0.00	#DIV/0!
GRAND TOTAL	**$0.00**	**$0.00**	**$0.00**	**#DIV/0!**

Sales-by-Account (summary)

Page 1

31

BOB MARLEY™

SALES-BY-STYLE REPORT (WHOLESALE)

LICENSEE NAME: ______________________________

LICENSED CATEGORY: ______________________________

QUARTER REPORTED: ______________

CONTACT NAME: ______________

** All Styles MUST be listed in volume order*

** Insert additional lines if more space needed. DO NOT FORGET to copy Formula to inserted cells.*

# of Styls	Style # / Description	Net Sales	% of Total	Units
1			#DIV/0!	
2			#DIV/0!	
3			#DIV/0!	
4			#DIV/0!	
5			#DIV/0!	
6			#DIV/0!	
7			#DIV/0!	
8			#DIV/0!	
9			#DIV/0!	
10			#DIV/0!	
11			#DIV/0!	
12			#DIV/0!	
13			#DIV/0!	
14			#DIV/0!	
15			#DIV/0!	
16			#DIV/0!	
17			#DIV/0!	
18			#DIV/0!	
19			#DIV/0!	
20			#DIV/0!	
GRAND TOTAL		**$ -**	**#DIV/0!**	**-**

Sales-by-Style--Wholesale

Page 1

32

[redacted] BOB MARLEY [redacted]

SALES-BY-STYLE REPORT (RETAIL)

LICENSEE NAME: ______________________

LICENSED CATEGORY: ______________________

QUARTER REPORTED: ______________________

CONTACT NAME: ______________________

** All Styles MUST be listed in volume order*

** Insert additional lines if more space needed. DO NOT FORGET to copy Formula to inserted cells.*

# of Styls	Style # / Description	Net Sales	% of Total	Units
1			#DIV/0!	
2			#DIV/0!	
3			#DIV/0!	
4			#DIV/0!	
5			#DIV/0!	
6			#DIV/0!	
7			#DIV/0!	
8			#DIV/0!	
9			#DIV/0!	
10			#DIV/0!	
11			#DIV/0!	
12			#DIV/0!	
13			#DIV/0!	
14			#DIV/0!	
15			#DIV/0!	
16			#DIV/0!	
17			#DIV/0!	
18			#DIV/0!	
19			#DIV/0!	
20			#DIV/0!	
GRAND TOTAL		**$ -**	**#DIV/0!**	**-**

Sales-by-Style--Retail

Page 1

33

EXHIBIT B

LICENSOR APPROVAL/EVALUATION FORM

DATE:

SUBMITTING LICENSEE:

STAGE IN DEVELOPMENT: CONCEPT OR SAMPLE

STYLE # AND DESCRIPTION:

In connection with the above noted submission for approval, our response is as follows:

APPROVED	BY:	DATE:

RESUBMIT	BY:	DATE:

WITH CHANGES

CHANGES:

ANY MATERIAL SUBMITTED FOR APPROVAL WHICH REQUIRES ANY CHANGES OR MODIFICATION MUST BE RESUBMITTED FOR FURTHER APPROVAL. NO APPROVAL SHALL BE DEEMED GIVEN BY MERELY MAKING THE REQUESTED CHANGES.

DISAPPROVED	BY:__________________ DATE:

EXPLANATION:

ADDITIONAL COMMENTS

34

EXHIBIT C

MANUFACTURERS AGREEMENT

This Manufacturer’s Agreement is made by and between ________________________ “LICENSEE” and _____________________ “Manufacturer” located at ______________________.

WHEREAS, LICENSEE has entered into a License Agreement with Hope Road Merchandising, L.L.C. (“OWNER”) dated ___________________ for the manufacture, distribution and sale of certain LICENSED PRODUCTS bearing certain trademarks of OWNER that are identified on the attached EXHIBIT 1 (“PROPERTY”);

WHEREAS, LICENSEE desires Manufacturer to manufacture or supply materials for the manufacture of certain LICENSED PRODUCTS bearing the PROPERTY, which are subject to such License Agreement;

WHEREAS, pursuant to said License Agreement, all suppliers and manufacturers utilized by LICENSEE in the manufacture of LICENSED PRODUCTS must agree to certain conditions;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Manufacturer agrees as follows:

1.

Manufacturer acknowledges that the PROPERTY are the sole property of OWNER and that Manufacturer’s right to manufacture the LICENSED PRODUCTS with the PROPERTY thereon is in all respects subject to the terms and conditions of the License Agreement. All manufacturing rights to the LICENSED PRODUCTS are subject to the restrictions on the use of the PROPERTY and the termination provisions of the License Agreement. The manufacture of the LICENSED PRODUCTS shall give Manufacturer no right to use the PROPERTY or to sell LICENSED PRODUCTS bearing the PROPERTY beyond the term or outside the scope of the License Agreement. If OWNER terminates the License Agreement, Manufacturer shall have no claim against OWNER for any reason whatsoever.

2.

Manufacturer shall not make or sell, or cause to be made or sold, the LICENSED PRODUCTS to any person or entity except LICENSEE.

35

3.

Manufacturer shall conform to all local laws and customs regarding hiring practices, wage and working conditions. Manufacturer shall comply with all of the provisions of the attached Standards of Manufacturing Practices, (a copy of which shall be provided to Manufacturer by Licensee upon signing hereof), including, without limitation, Owner’s right to inspect Manufacturer’s facilities. Under no circumstances shall Manufacturer involve the production of LICENSED PRODUCTS in an environment where underage labor is employed. Manufacturer shall not utilize factories or production facilities that force work to be performed by unpaid laborers or those who must otherwise work against their will. LICENSEE shall monitor Manufacturer’s factories and work environment to ensure compliance to these policies and obtain verification of compliance. If Manufacturer is found not to be in compliance with the above requirements, they will no longer be permitted to be a manufacturer of LICENSED PRODUCTS and this Manufacturer’s Agreement shall automatically terminate.

4.

OWNER shall be deemed an intended third party beneficiary of this Agreement and shall have the right, in its sole discretion, to enforce its provisions against Manufacturer.

MANUFACTURER	LICENSEE

By:	By:
Signature	Signature

Printed Name	Printed Name

Title	Title

Date	Date

36

Standards of Manufacturing Practices

Overview

In order to maintain high standards for decent and humane working conditions in the manufacturing operations of OWNER or its LICENSEES, OWNER has established specific minimum guidelines for its manufacturing partners around the world. OWNER’s supplier selection process requires all factories with which OWNER or its LICENSEES contracts to operate in compliance with local laws and, in addition, to meet the specific Standards of Manufacturing Practices set forth below through a monitored certification process.

OWNER believes that the following set of standards will help ensure that decent and humane working conditions are provided to the employees of the factories with which OWNER or its LICENSEE’s contracts. Where a factory is found to be in violation of the Standards, corrective action will be initiated and unless the violation is corrected, OWNER may require the LICENSEE to cease to do business with the offending factory. OWNER believes that consumers can have confidence that products manufactured in compliance with these standards are not produced under exploitative or inhumane conditions.

Standards of Practice

Forced Labor

MANUFACTURER certifies that it does not use any forced labor - prison, indentured, bonded or otherwise.

Child Labor

MANUFACTURER certifies that no person shall be employed in any factory at an age younger than 15 (or 14 where the law of the country of manufacture allows) or younger than the age for completing compulsory education in the country of manufacture where such age is higher than 15.

Harassment or Abuse

MANUFACTURER certifies every employee shall be treated with respect and dignity. No employee shall be subject to any physical, sexual, psychological or verbal harassment or abuse.

Nondiscrimination

MANUFACTURER certifies that no person shall be subject to any discrimination in employment, including hiring, salary, benefits, advancement, discipline, termination or retirement, on the basis of race, religion, gender, age, disability, sexual orientation, nationality, political opinion, social or ethnic origin, or any other characteristic that is protected by applicable law.

37

Health and Safety

MANUFACTURER certifies that workers will be provided a safe and healthy working environment to prevent accidents and injury to health arising out of, linked with, or occurring in the course of work or as a result of the operation of contractors’ facilities.

Freedom of Association and Collective Bargaining

MANUFACTURER certifies that, as applicable, employees’ rights to freedom of association and collective bargaining will be recognized and respected.

Wages and Benefits

MANUFACTURER certifies that it complies with all applicable wage and hour laws and regulations, and that employees will be paid at least the minimum wage required by local law, or the prevailing industry wage, whichever is higher.

Hours of Work/Overtime

MANUFACTURER certifies that it complies with applicable regulations concerning work hours mandated by local laws and uses overtime only when employees are compensated according to local law. MANUFACTURER further certifies that it will not allow employees to exceed the maximum number of overtime hours provided by local law.

Benefits

MANUFACTURER certifies that it complies with all applicable provisions for legally-mandated benefits, including but not limited to health care; child care; sick leave; contributions for social security; life, health, worker’s compensation and other insurance mandated by local law.

Environment

MANUFACTURER certifies that it complies with applicable country environmental regulations.

Documentation and Inspection

MANUFACTURER agrees to:

(A)	Certify to OWNER on an annual basis in writing that each of the above-listed Standards is being met.
(B)	Maintain on file such documentation as may be needed to demonstrate compliance with the Standards of Manufacturing Practices
(C)	Make these documents available in the English language to LICENSEE for audit inspection upon request.
(D)	Provide employees with the opportunity to report noncompliance with workplace standards outlined herein, free from punishment or prejudice for so doing.
(E)	Post the Standards in the language of the country of manufacture in a common area accessible by all employees.

38

EXHIBIT D

TRADEMARKS

1.

MARLEY COFFEE

2.

MARLEY COFFEE STIR IT UP

3.

4.

39

EXHIBIT E

TRADEMARK APPLICATIONS AND REGISTRATIONS
OF MARLEY COFFEE

Licensor owns the following trademarks and applications of MARLEY and MARLEY COFFEE STIR IT UP & DESIGN:

[ATTACHED]

40